INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CCB Financial Corporation

We consent to the use of our report incorporated herein by reference in the Registration Statement to register shares pursuant to the 1993 Nonstatutory Stock Option Plan for CCB
Savings Bank of Lenoir, Inc., SSB.

                                        KPMG PEAT MARWICK

Raleigh, North Carolina
May 6, 1994